As filed with the United States Securities and Exchange Commission on February 12, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BankAtlantic Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Florida	65-0507804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(954) 940-5000
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Alan B. Levan
BankAtlantic Bancorp, Inc.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(954) 940-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alison W. Miller, Esq.
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
Telephone: (305) 789-3200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement, as determined by market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☑ Smaller reporting company
CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed	Amount of
Title of each class of	Amount to be	offering price	maximum aggregate	registration
securities to be registered	registered(1)	per unit(2)	offering price	fee(3)(4)
Class A Common Stock ($0.01 par value)
Preferred Stock ($0.01 par value)
Debt Securities
Warrants
Subscription Rights
Total	$75,000,000		$75,000,000	$4,403

(1)	There are being registered hereunder an indeterminate number of shares of Class A Common Stock, par value $0.01 per share, an indeterminate number of shares of preferred stock, par value $0.01 per share, an indeterminate principal amount of debt securities and an indeterminate number of warrants and subscription rights to purchase shares of Class A Common Stock or other securities for an aggregate initial offering price not to exceed $75,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of Class A Common Stock and preferred stock as may be issued upon conversion of, or in exchange for, preferred stock or debt securities and such indeterminate number of shares of Class A Common Stock and preferred stock and such indeterminate number of warrants as may be issued pursuant to the antidilution provisions of such securities.

(2)	The proposed maximum offering price per class of security will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4)	In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the registration fee for the securities being registered hereunder has been offset by $945 (which equals the portion of the $3,930 registration fee paid by the Registrant in connection with the filing of its Registration Statement on Form S-3 (File No. 333-150455), filed with the Securities and Exchange Commission on April 25, 2008, attributable to the $24,038,128 of securities registered under such Registration Statement which remain unsold as of the date hereof and which shall be deemed to be deregistered immediately upon the filing of this Registration Statement).
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2010
PROSPECTUS
BankAtlantic Bancorp, Inc.
$75,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
     We may from time to time offer and sell in one or more offerings, together or separately, any combination of the securities described in this prospectus. We will specify in an accompanying prospectus supplement the specific terms of any offering and the securities offered.
     Our Class A Common Stock is currently listed on the New York Stock Exchange under the trading symbol “BBX.” Each prospectus supplement will contain information, where applicable, as to any listing on the New York Stock Exchange or any other securities exchange of the securities covered by the prospectus supplement.
     As of February 8, 2010, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $36.2 million, based on 29,668,617 shares of our Class A Common Stock held by non-affiliates and a per share price of $1.22, which equaled the closing price of our Class A Common Stock as quoted on the New York Stock Exchange on that date. Because the aggregate market value of our outstanding common equity held by non-affiliates is less than $75 million, we are currently only permitted to use the registration statement of which this prospectus forms a part to offer the securities covered by this prospectus either: (i) pursuant to General Instruction I.B.4. of Form S-3, in a subscription rights offering to our shareholders; or (ii) pursuant to General Instruction I.B.6. of Form S-3, in a primary offering where the maximum amount of securities sold in the offering during any twelve-month period does not exceed one-third of the aggregate market value of our outstanding common equity held by non-affiliates. As of the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior twelve-month period that ends on, and includes, the date of this prospectus. If the aggregate market value of our outstanding common equity held by non-affiliates increases to an amount equal to or in excess of $75 million, then we will be permitted to offer the securities covered by this prospectus without regard to the above-described limitations. In any event, the aggregate initial offering price of the securities that we offer under the registration statement of which this prospectus forms a part will not exceed $75 million.
     You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest. The securities offered by this prospectus may be sold directly by us to purchasers, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
     Investing in our securities involves risks. You should carefully consider the risk factors discussed in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, as well as in any prospectus supplement.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2010.

ABOUT THIS PROSPECTUS
     Unless otherwise stated or the context otherwise requires, references in this prospectus to “the Company,” “we,” “our” or “us” refer to BankAtlantic Bancorp, Inc. and its consolidated subsidiaries.
     The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time up to $75 million in one or more offerings and at prices and on terms to be determined by us at or prior to the time of the applicable offering, subject to the General Instructions to Form S-3. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplement, includes all material information relating to this offering. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website (www.sec.gov) or at the SEC’s Public Reference Room described under the heading “Where You Can Find More Information.”
BANKATLANTIC BANCORP
          We are a Florida-based unitary savings bank holding company that owns BankAtlantic and its subsidiaries. BankAtlantic provides a full line of products and services encompassing retail and business banking. We report our operations through two business segments consisting of BankAtlantic and BankAtlantic Bancorp, Inc., the parent company.
          BankAtlantic is a federally-chartered, federally-insured savings bank organized in 1952. It is one of the largest financial institutions headquartered in Florida and provides traditional retail banking services and a wide range of business banking products and related financial services through a network of more than 100 branches in southeast Florida and the Tampa Bay area, primarily in the metropolitan areas surrounding the cities of Miami, Ft. Lauderdale, West Palm Beach and Tampa, which are located in the heavily-populated Florida counties of Miami-Dade, Broward, Palm Beach, Hillsborough and Pinellas.
          As of September 30, 2009, we had total consolidated assets of approximately $4.9 billion, total deposits of approximately $4.0 billion and stockholders’ equity of approximately $189 million.
          Our Class A Common Stock currently trades on the New York Stock Exchange under the symbol “BBX.” Our principal executive offices are located at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. Our telephone number is (954) 940-5000. Our Internet website address is www.bankatlanticbancorp.com. Our Internet website and the information contained in or connected to our website are not incorporated into, and are not part of, this prospectus.
RISK FACTORS
          Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” contained in any prospectus supplement, in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, as well as all of the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and related notes. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. Additional risks and uncertainties not presently known to us may also adversely impact our operations.
FORWARD-LOOKING STATEMENTS
          This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this prospectus and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. Forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties that could change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of the changing regulatory environment, a continued or deepening recession, continued decreases in real estate values and increased unemployment on our business generally, our regulatory capital ratios and the ability of our borrowers to service their obligations and of our customers to maintain account balances; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans (including those held in the asset workout subsidiary of the Company) of a sustained downturn in the economy and in the real estate market; the performance of our real estate based loans, including our residential land acquisition and development loans (including builder land bank loans, land acquisition and development loans and land acquisition, development and construction loans) as well as commercial land loans, other commercial real estate loans, and commercial business loans, and conditions specifically in those market sectors; the accuracy of our estimates of the fair value of collateral securing our loans, including the accuracy of values estimated using automated valuation models and other methods, including appraisals; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws, including their impact on BankAtlantic’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets, and the impact of such conditions on our activities, the value of our assets and on the ability of our borrowers to service their debt obligations and maintain account balances; BankAtlantic’s seven-day banking initiatives and other initiatives not resulting in continued growth of core deposits or increasing average balances of new deposit accounts or failing to produce results which justify their costs; the success of our expense reduction initiatives and the ability to achieve additional cost savings; and the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance may not be indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q. The Company cautions that the foregoing factors are not exclusive.
USE OF PROCEEDS
          Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which could include the redemption of trust preferred securities or the repayment of debt, and to support BankAtlantic.

RATIO OF EARNINGS TO FIXED CHARGES
          The table below contains our consolidated ratio of earnings to fixed charges for each of the periods indicated (dollar amounts in thousands):

	Nine Months Ended		Year Ended December 31,
	September 30, 2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	N/A	N/A	N/A	1.19x	1.44x	1.89x
Deficiency of earnings to fixed charges	$(137,053)	(186,755)	(57,584)	N/A	N/A	N/A
          We computed the ratio of earnings to fixed charges by dividing earnings from continuing operations by fixed charges. For purposes of computing this ratio, “earnings” consist of income from continuing operations before provision for income taxes, extraordinary charges and changes in accounting principles plus fixed charges. “Fixed charges” consist of the sum of interest expense on indebtedness and interest expense on deposits and an estimate of the interest component of rent expense. We did not have any shares of preferred stock outstanding during the nine months ended September 30, 2009 or any of the years ended December 31, 2004 through 2008 and, accordingly, we did not declare or pay any dividends on our preferred stock during any of those periods.
DESCRIPTION OF SECURITIES
          The following is a general description of the terms and provisions of the securities we may offer and sell under this prospectus. These summaries are not meant to be a complete description of each security. This prospectus, together with any accompanying prospectus supplement, will contain the material terms and conditions for each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
Description of Capital Stock
          The following summary describes the material terms of our capital stock. For the complete terms of our capital stock, you should read the more detailed provisions of our Restated Articles of Incorporation and Amended and Restated Bylaws, as well as the applicable provisions of the Florida Business Corporation Act. See “Where You Can Find More Information.”
          Our authorized capital stock consists of 125,000,000 shares of Class A Common Stock, par value $0.01 per share, 9,000,000 shares of Class B Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Holders of our common stock are not entitled to preemptive rights. As of February 8, 2010, we had 48,264,842 shares of Class A Common Stock and 975,225 shares of Class B Common Stock issued and outstanding, and no shares of preferred stock were outstanding.

Common Stock
Voting Rights
          Except as provided by law or as specifically provided in our Restated Articles of Incorporation, holders of our Class A Common Stock and Class B Common Stock vote as a single group. Each share of Class A Common Stock is entitled to one vote, and the Class A Common Stock represents in the aggregate 53% of the total voting power of the common stock. Each share of Class B Common Stock is entitled to the number of votes per share which will represent in the aggregate 47% of the total voting power of the common stock. The fixed voting percentages will be eliminated, and shares of Class B Common Stock will be entitled to only one vote per share, from and after the date that BFC Financial Corporation (“BFC”) or its affiliates no longer own in the aggregate at least 486,613 shares of Class B Common Stock.
          Under Florida law, holders of our Class A Common Stock are entitled to vote as a separate voting group on amendments to our Restated Articles of Incorporation which require the approval of our shareholders and would have any of the following effects:
•	effect an exchange or reclassification of all or part of the shares of Class A Common Stock into shares of another class of stock;

•	effect an exchange or reclassification, or create a right of exchange, of all or a portion of the shares of another class of stock into shares of Class A Common Stock;

•	change the designation, rights, preferences or limitations of all or a portion of the shares of Class A Common Stock;

•	change all or a portion of the shares of Class A Common Stock into a different number of shares of Class A Common Stock;

•	create a new class of shares which have rights or preferences with respect to distributions or to dissolution that are prior or superior to the shares of Class A Common Stock; or

•	increase the rights, preferences or number of authorized shares of any class of shares that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior or superior to the shares of Class A Common Stock.
However, if a proposed amendment that would otherwise entitle the holders of our Class A Common Stock to vote as separate voting group as a result of the amendment having one of the effects described above would affect the holders of our Class B Common Stock or any of our other securities in the same or substantially similar way, then the holders of our Class A Common Stock will not be entitled to vote as a separate voting group on the amendment but instead will vote together with the other similarly affected shareholders as a single voting group on the proposed amendment.

          Under Florida law, holders of our Class B Common Stock are entitled to vote as a separate voting group and would therefore have effective veto power on amendments to our Restated Articles of Incorporation which require the approval of our shareholders and would affect the rights of the Class B Common Stock in substantially the same manner as described above with respect to the Class A Common Stock. Further, under Florida law, holders of our Class A Common Stock and Class B Common Stock will be entitled to vote as a separate voting group on any plan of merger or plan of share exchange that requires the approval of our shareholders and contains a provision which, if included in a proposed amendment to our Restated Articles of Incorporation, would require their vote as a separate voting group.
          In addition to the rights afforded to our shareholders under Florida law, our Restated Articles of Incorporation provide that the approval of the holders of our Class B Common Stock, voting as a separate voting group, will be required before any of the following actions may be taken:
•	the issuance of any additional shares of Class B Common Stock, other than a stock dividend issued to holders of Class B Common Stock;

•	the reduction of the number of outstanding shares of Class B Common Stock (other than upon conversion of the Class B Common Stock into Class A Common Stock or upon a voluntary disposition to us); or

•	any amendments of the capital stock provisions of the our Restated Articles of Incorporation.
     Our Board of Directors is classified into three classes with staggered terms of three years. Cumulative voting is not provided for in our Restated Articles of Incorporation, which means that the holders of shares of our Class A Common Stock and Class B Common Stock representing a majority of the votes cast can elect all of the directors then standing for election.
Convertibility of Class B Common Stock into Class A Common Stock; Ownership Restrictions on Class B Common Stock
          Holders of our Class B Common Stock possess the right, at any time, to convert any or all of their shares of Class B Common Stock into shares of Class A Common Stock on a share-for-share basis. Only BFC and its affiliates may hold Class B Common Stock and, accordingly, sales of Class B Common Stock to unaffiliated parties would require the conversion of those shares to Class A Common Stock prior to or contemporaneously with the sale. However, the sale of BFC or any other change in control of BFC would not result in the conversion of the shares of Class B Common Stock held by BFC into shares of Class A Common Stock.
Dividends and Other Distributions; Liquidation Rights
          Holders of our Class A Common Stock and Class B Common Stock are entitled to receive cash dividends, when and as declared by our Board of Directors out of legally available assets subject to regulatory restrictions and limitations. Any distribution per share with respect to our Class A Common Stock will be identical to the distribution per share with respect to our Class B Common Stock, except that a stock dividend or other non-cash distribution to holders of Class A Common Stock may be declared and issued only in the form of Class A Common Stock while a dividend or other non-cash distribution to holders of Class B Common Stock may be declared and issued in the form of either Class A Common Stock or Class B Common Stock at the discretion of our Board of Directors, provided that the number of any shares so issued or any non-cash distribution is the same on a per share basis.
          Upon any liquidation, the assets legally available for distribution to shareholders will be distributed ratably among the holders of our Class A Common Stock and Class B Common Stock.
Transfer Agent
          The transfer agent for our Class A Common Stock is American Stock Transfer & Trust Company. The transfer agent’s address is 59 Maiden Lane, Plaza Level, New York, New York 10038.
Preferred Stock
          Pursuant to our Restated Articles of Incorporation, our Board of Directors has the authority, without further action by our shareholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not to below the number of shares of such series then outstanding.
          The designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, will be set forth in an Articles of Amendment to our Restated Articles of Incorporation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any Articles of Amendment that describe the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock.
          The prospectus supplement relating to any preferred stock we offer will include a description of the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof (as set forth in the related Articles of Amendment to our Restated Articles of Incorporation). This description will include:
•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
          Under Florida law, holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our Restated Articles of Incorporation if the amendment would change the par value or, unless our Restated Articles of Incorporation provided otherwise, change the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable Articles of Amendment.
          Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
Conversion or Exchange Rights
          We will set forth in the prospectus supplement the terms under which the preferred stock may be convertible into or exchangeable for our Class A Common Stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A Common Stock or other securities that the holders of preferred stock receive upon conversion or exchange of the preferred stock would be subject to adjustment.
Certain Anti-Takeover Effects
          The terms of our Class A Common Stock and Class B Common Stock make the sale or transfer of control of the Company or the removal of incumbent directors unlikely without the concurrence of BFC, the holder of all of our Class B Common Stock. Our Restated Articles of Incorporation and Amended and Restated Bylaws also contain other provisions which could have anti-takeover effects. These provisions include, without limitation:
•	the authority of our Board of Directors to issue additional shares of preferred stock and to fix the relative rights and preferences of the preferred stock without additional shareholder approval;

•	the division of our Board of Directors into three classes of directors with three-year staggered terms; and

•	certain notice procedures to be complied with by shareholders in order to make shareholder proposals or nominate directors.
          We are also subject to the Florida Business Corporation Act, including provisions related to “control share acquisitions.” These provisions generally provide that shares acquired within specified voting ranges (shares representing in excess of 20%, 33% and 50% of our outstanding voting power) will not possess voting rights unless the acquisition of the shares is approved in advance by our Board of Directors or the voting rights associated with the acquired shares are approved by a majority vote of our disinterested shareholders following the acquisition of the shares.
Regulatory Limitations
          Because we are a unitary savings and loan holding company, the Office of Thrift Supervision (the “OTS”) has the authority to, among other things, prevent individuals and entities from acquiring control of us. Under the applicable rules and regulations of the OTS, if, after giving effect to a purchase of any class of our voting securities, you, directly or indirectly, or through one or more subsidiaries, or acting in concert with one or more other persons or entities, will own (i) more than 10% of that class of securities and one or more specified control factors exist, then you will be determined, subject to your right of rebuttal, to have acquired control of us or (ii) more than 25% of that class of securities, then you will be conclusively determined to have acquired control of us, regardless of whether any control factors exist. Accordingly, subject to certain limited exceptions, you will be required to rebut such determination of control or obtain the approval of the OTS relating to such acquisition of control, as the case may be, prior to purchasing shares of our voting securities which we may offer under this prospectus which would cause your ownership in those securities to exceed either of the thresholds set forth above. We will not be required to issue to you any securities so purchased until you obtain all required clearances and approvals, including, without limitation, the approval of the OTS, to own or control those securities.
          As the holder of all of the issued and outstanding shares of our Class B Common Stock and approximately 36% of the issued and outstanding shares of our Class A Common Stock, BFC has previously received all required regulatory approvals, including, without limitation, the approval of the OTS, relating to its control of us and ownership of our common stock and, accordingly, BFC may acquire any securities we may offer under this prospectus without obtaining any additional approval of the OTS.
Description of Debt Securities
          This prospectus describes the general terms and provisions of the debt securities that we may offer. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to that particular series of debt securities. For a complete description of the material terms of a particular issue of debt securities, you must refer to both the prospectus supplement relating to that series and to the following description.
          If issued, we will issue the debt securities under an indenture between us and U.S. Bank National Association (or a subsequent or replacement trustee), as trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939. We have filed a copy of the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the material portions of the indenture below, but you should read the indenture for other provisions that may be important to you. We qualify the following summary in its entirety by reference to the provisions of the indenture.
General
          The debt securities will be our direct unsecured general obligations. We will establish the terms of each series of debt securities that we will issue under the indenture by a resolution of our Board of Directors. We will detail the terms of the debt securities that we will offer in an officers’ certificate under the indenture or by a supplemental indenture. We will describe the particular terms of each series of debt securities that we issue in a prospectus supplement relating to that series. The specific terms described in any prospectus supplement may differ from the terms described below.
          Under the indenture, we can issue an unlimited amount of debt securities, including debt securities that are convertible into, or exchangeable for, our other securities, including our common stock. We may issue the debt securities:
•	in one or more series;

•	with the same or various maturities;

•	at par;

•	at a premium; or

•	at a discount.
          We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the initial offering price;

•	the aggregate principal amount of that series of debt securities;

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the maturity date;

•	the per annum rate or rates (which may be fixed or variable) or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest;

•	the date or dates from which interest will accrue;

•	the date or dates on which interest will commence and be payable;

•	any regular record date for the interest payable on any interest payment date;

•	the place or places where we will pay the principal, premium and interest with respect to the debt securities;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities;

•	the denominations in which we will issue the debt securities, if we issue them other than in denominations of $1,000 and any integral multiple thereof;

•	whether we will issue the debt securities in the form of certificated debt securities or global securities;

•	the currency of denomination of the debt securities;

•	any addition to or change in the events of default that are described in this prospectus or in the indenture;

•	any change in the acceleration provisions that are described in this prospectus or in the indenture;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.
          We may issue debt securities that provide that we must only pay an amount less than our stated principal amount if our maturity date accelerates. In the prospectus supplement, we will also provide information regarding the federal income tax considerations and other special considerations that apply to any of the particular debt securities.

Conversion or Exchange Rights
          We will set forth in the prospectus supplement the terms under which a series of debt securities may be convertible into, or exchangeable for, our Class A Common Stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A Common Stock or our other securities that the holders of the series of debt securities receive upon conversion or exchange would be subject to adjustment.
Form, Exchange and Transfer
          Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC”) or a nominee of DTC, as depositary (a “book-entry debt security”), or a certificate issued in definitive registered form (a “certificated debt security”).
          We will describe whether the particular series of debt securities will be a book-entry debt security or a certificated debt security in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, we will not issue book-entry debt securities in certificated form.
Certificated Debt Securities
          You may transfer or exchange certificated debt securities at the trustee’s office or at paying agencies as provided for in the indenture. We will not charge you any service charge for any transfer or exchange of certificated debt securities, but may require you to pay a sum sufficient to cover any tax or other governmental charge that may be required in connection with your transfer or exchange.
          You may transfer certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing your certificated debt securities. After you surrender your certificated debt securities, we or the trustee will reissue your certificate or issue a new certificate to the new holder.
Global Debt Securities and Book-Entry System
          A global debt security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same:
•	original issue date;

•	date or dates on which we must pay principal and interest; and

•	interest rate or method of determining interest.

          We will deposit each global debt security representing book-entry debt securities with, or on behalf of, the depositary and will also register the global debt security in the name of the depositary or its nominee. We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.
          Only persons who have accounts with the depositary for the related global debt security, or participants, or a person that holds an interest through a participant may own beneficial interests in book-entry debt securities. When we issue a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the appropriate principal amounts of the book-entry debt securities that the participant owns. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate the accounts that the depositary will credit. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests in book-entry debt securities will be effected only through, records that the depositary maintains for the related global debt security (for interests of participants) and records that the participants maintain (for interests of persons holding through participants). The laws of some states may require that some purchasers of securities take physical delivery of their securities in definitive form. Because, except under the special circumstances that are described below, we will not issue book-entry debt securities in certificated form, these laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities. So long as the depositary, or its nominee, is the registered owner of a global debt security, we will consider the depositary or its nominee as the sole owner or holder of the book-entry debt securities represented by the associated global debt security for all purposes under the indenture. Except as described in this prospectus or the applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names and will not receive or be entitled to receive physical delivery of a certificate in definitive form representing their securities. We will not consider beneficial owners of book-entry debt securities the owners or holders of those securities under the indenture. As a result, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the depositary’s procedures for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.
          We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise some rights of holders of debt securities, and the indenture provides that we, the trustee and their respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture.
          We will make payments of the principal, premium and interest on the book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for:

•	any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security; or

•	maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
          We expect the depositary, upon receipt of any payment of the principal, premium or interest with respect to a global debt security, will immediately credit the participants’ accounts with payments in amounts proportionate to the amounts of book-entry debt securities they each hold, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
          We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Holders of global debt securities may exchange their global debt securities for certificated debt securities if an event of default under the book-entry debt securities represented by those global debt securities has occurred and is continuing. We will register any certificated debt securities that we issue in exchange for a global debt security in the name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
          We have obtained the previous information in this section concerning the depositary and the depositary’s book-entry registration and transfer system from sources we believe to be reliable, but take no responsibility for the accuracy of this information.
Consolidation, Merger and Sale of Assets
          Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into, or exchangeable for, our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Covenants
          Unless stated otherwise in the applicable prospectus supplement and in a supplement to the indenture, a resolution of our Board of Directors or an officers’ certificate delivered under the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.
Events of Default Under the Indenture
          Under the indenture, an “event of default” means, with respect to any series of debt securities, any of the following:
•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and the continuance of that default for a period of 30 days (unless we deposit the entire amount of the payment with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due on any debt security of that series;

•	default in the performance or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	some events of bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable supplement to this prospectus.
          No event of default for a particular series of debt securities, except for the events of default relating to events of bankruptcy, insolvency or reorganization, will necessarily constitute an event of default for any other series of debt securities.
          If an event of default for debt securities of any series occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to us having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal that has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. If we issue a series of debt securities that are discount securities, the prospectus supplement relating to that series will contain the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.
          The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to some rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
          No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given the trustee written notice of a continuing event of default under the debt securities of that series; and

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
          Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest with respect to that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
          The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement of our compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification of Indenture; Waiver
          We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, we and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:
•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•	reduce the principal of, or premium on, or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the deposit of any sinking fund payment or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal, premium or interest with respect to any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal, premium or interest with respect to any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal, premium and interest with respect to those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.
          Except for some specified provisions of the indenture, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest with respect to any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
          The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations under the debt securities of any series (except for some obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be discharged when we deposit with the trustee, in trust, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest, and any mandatory sinking fund payments for the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities.
          We will be discharged only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that holders of the debt securities of the series from which we wish to be discharged will:
•	not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge; and

•	will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
          The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with specified conditions, we may omit to comply with certain restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a resolution of our Board of Directors or an officers’ certificate delivered pursuant to the indenture.
          The conditions include us:
•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest, and any mandatory sinking fund payments, for the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
          In the event we exercise our option not to comply with some covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations we have deposited with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.
          “Foreign government obligations” means for the debt securities of any series that are denominated in a currency other than U.S. dollars:
•	direct obligations of the government that issued or caused to be issued the currency in question for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.
Governing Law
            The indenture and the debt securities will be governed by and construed under the laws of the State of Florida.
Description of Warrants
          The following summary describes the general terms and provisions of the warrants to purchase shares of our Class A Common Stock or other securities that we may offer. The warrants may be issued independently or together with shares of our Class A Common Stock or other securities and may be attached to or separate from the securities with which they are issued. The warrants may be issued by us directly or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in any applicable prospectus supplement relating to the warrants. A single bank or trust company may act as warrant agent for more than one series of warrants.
          The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others:
•	the offering price and aggregate number of warrants offered;

•	if applicable, the number of warrants issued with each share of Class A Common Stock or other security;

•	if applicable, the date on and after which the warrants and the related Class A Common Stock or other security will be separately transferable;

•	the class or series of security, and number of shares of that class or series of security, purchasable upon exercise of the warrants;

•	the exercise price of the warrants;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to, or adjustments in, the exercise price of the warrants or the number of shares purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrants may be modified or amended;

•	the anti-dilutive protections given to the holders of the warrants;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
          Until a warrant is exercised, the holder of the warrant will not be entitled, by virtue of being such holder, to any rights as a shareholder of our Company with respect to the shares purchasable upon exercise of the warrant, including, without limitation the right to vote or receive dividends on such underlying shares.
          The exercise price payable and the number of shares of our Class A Common Stock or other security purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of our Class A Common Stock or other security purchasable upon exercise of the warrant or a stock split, reverse stock split, combination, subdivision or reclassification of the Class A Common Stock or such other security. In lieu of adjusting the number of shares of our Class A Common Stock or other security purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. No fractional shares will be issued upon exercise of the warrants, but we will pay the cash value of any fractional shares otherwise issuable or fractional shares otherwise issuable will be rounded up or down to the closest whole share, in each case as will be set forth in any applicable prospectus supplement relating to the warrants.
          Each warrant will entitle the holder to purchase such number of shares of our Class A Common Stock or other security at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may not be exercised after the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void and of no further force or effect.

          The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of Class A Common Stock or other security purchasable upon such exercise. If a warrant is exercised for less than the full amount of shares underlying the warrant, then a new warrant will be issued to cover the remaining shares.
          Unless we provide otherwise in the applicable prospectus supplement: (i) a warrant agent (if any) will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant; (ii) a warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us; (iii) any holder of a warrant may, without the consent of the applicable warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, his, her or its warrants; and (iv) the warrants will be governed by and construed in accordance with the laws of the State of Florida.
          The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the complete terms and conditions of the warrants, the form of which will be filed with the SEC if we offer warrants. We urge you to read the form of warrant, the prospectus supplement and any other offering material in their entirety.
Description of Subscription Rights
          The following summary describes the general terms and provisions of the subscription rights to purchase our Class A Common Stock or other securities that we may offer to our shareholders. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, in connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. The subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights.

          The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including, among others:
•	the securities for which the subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the number of shares of Class A Common Stock or amount of any other securities purchasable upon exercise of such subscription rights;

•	the extent, if any, to which such subscription rights are transferable;

•	a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exercise of such subscription rights.
          Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our Class A Common Stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void and of no further force or effect.
          Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of Class A Common Stock or other security purchasable upon exercise of the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, if less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
          The description in the applicable prospectus supplement and other offering material of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, the form of which will be filed with the SEC if we offer subscription rights. We urge you to read the form of subscription rights certificate, prospectus supplement and other offering material in their entirety.
PLAN OF DISTRIBUTION
          We are currently only permitted to use the registration statement of which this prospectus forms a part to offer the securities covered by this prospectus either: (i) pursuant to General Instruction I.B.4. of Form S-3, in a subscription rights offering to our shareholders; or (ii) pursuant to General Instruction I.B.6. of Form S-3, in a primary offering where the maximum amount of securities sold in the offering during any twelve-month period does not exceed one-third of the aggregate market value of our outstanding common equity held by non-affiliates. As of February 8, 2010, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $36.2 million. If the aggregate market value of our outstanding common equity held by non-affiliates increases to an amount equal to or in excess of $75 million, then we will be permitted to offer the securities covered by this prospectus without regard to the above-described limitations. In any event, the aggregate initial offering price of the securities that we offer will not exceed $75 million.
          We may sell the securities covered by this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement or supplements will describe the terms of the offering of the securities, including:
•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.
          Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
          We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
          We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
LEGAL MATTERS
          The validity of the securities being offered by this prospectus will be passed upon for us by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Miami, Florida.
EXPERTS
          The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
          We are subject to the informational requirements of the Exchange Act. Accordingly, we file quarterly, annual, and current reports, proxy statements and other reports with the SEC. You can read and copy our public documents filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC’s Public Reference Room.

          Our filings with the SEC are also available from the SEC’s Internet website at www.sec.gov. Our Class A Common Stock is listed on the New York Stock Exchange under the trading symbol “BBX.”
          The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement as well as the information incorporated by reference in this prospectus and any prospectus supplement before making an investment decision.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:
•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the SEC on May 11, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, filed with the SEC on August 10, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed with the SEC on November 9, 2009;

•	our Current Report on Form 8-K, filed with the SEC on February 23, 2009;

•	our Current Report on Form 8-K, filed with the SEC on May 19, 2009;

•	our Current Report on Form 8-K, filed with the SEC on August 24, 2009;

•	our Current Report on Form 8-K, filed with the SEC on August 28, 2009;

•	our Current Report on Form 8-K, filed with the SEC on October 1, 2009;

•	our Current Report on Form 8-K, filed with the SEC on October 9, 2009;

•	our Current Report on Form 8-K, filed with the SEC on January 21, 2010;

•	our Current Report on Form 8-K, filed with the SEC on February 12, 2010 (Item 8.01 only);

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2009, that are deemed “filed” with the SEC under the Exchange Act;

•	the description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 25, 1997; and

•	any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act until we complete our offering of all of the securities under this prospectus.
          This prospectus incorporates documents by reference that are not presented or delivered with this prospectus. You may review and obtain these documents at our Internet website at www.bankatlanticbancorp.com, provided that no other information on our website shall be deemed incorporated by reference. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:
Investor Relations
BankAtlantic Bancorp, Inc.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(954) 940-5000

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the expenses (other than underwriting discounts and commissions) to be borne by BankAtlantic Bancorp, Inc. (the “Registrant”) in connection with the offering of the securities to which this registration statement relates. With the exception of the SEC registration fee, all amounts shown are estimates.

Amount
SEC registration fee	$5,348
Legal fees and expenses	$150,000
Accounting fees and expenses	$100,000
Debt securities trustee fees and expenses	$15,000
Warrant agent fees and expenses	$20,000
Subscription agent fees and expenses	$20,000
Information agent fees and expenses	$25,000
Printing and mailing expenses	$50,000
Miscellaneous expenses	$50,000

TOTAL	$435,348

Item 15. Indemnification of Directors and Officers
     Section 607.0850 of the Florida Business Corporation Act and the Registrant’s Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of each of the Registrant’s directors and officers against claims, liabilities, amounts paid in settlement and expenses if such director or officer is or was a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving as a director or officer of another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, which may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Registrant carries insurance permitted by the laws of the State of Florida on behalf of directors, officers, employees or agents which covers alleged or actual error or omission, misstatement, misleading misstatement, neglect or breach of fiduciary duty while acting solely as a director or officer of the Registrant, which acts may also include liabilities under the Securities Act.
Item 16. Exhibits
     The following is a list of exhibits to this registration statement:

1.1	Form of Underwriting Agreement. *
4.1	Form of Debt Securities Indenture.
4.2	Form of Warrant. *
4.3	Form of Subscription Rights Certificate. *
5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (set forth in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (set forth on the signature page of this registration statement).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Debt Securities Trustee.
99.1	Form of Notice of Guaranteed Delivery. *

*	To be filed by amendment.
Item 17. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	That, if the undersigned Registrant uses this registration statement to offer securities to its existing security holders upon the exercise of warrants or rights and any securities not taken by security holders are to be reoffered to the public, then the undersigned Registrant will supplement the applicable prospectus supplement, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore,unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(e)	The undersigned Registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 12, 2010.

BANKATLANTIC BANCORP, INC.
By:	/s/ Alan B. Levan
Alan B. Levan
Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint, Alan B. Levan and John E. Abdo, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute the registration statement on Form S-3 for the registration of an undesignated amount of securities of BankAtlantic Bancorp, Inc. and all amendments (including post-effective amendments) to this registration statement, or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alan B. Levan	Chairman and Chief Executive Officer	February 12, 2010
Alan B. Levan

/s/ John E. Abdo John E. Abdo	Vice Chairman of the Board	February 12, 2010

/s/ Valerie C. Toalson Valerie C. Toalson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2010

SIGNATURE	TITLE	DATE

/s/ D. Keith Cobb D. Keith Cobb	Director	February 12, 2010

/s/ Steven M. Coldren Steven M. Coldren	Director	February 12, 2010

/s/ Mary E. Ginestra Mary E. Ginestra	Director	February 12, 2010

/s/ Bruno L. Di Giulian Bruno L. Di Giulian	Director	February 12, 2010

/s/ Charlie C. Winningham, II Charlie C. Winningham, II	Director	February 12, 2010

/s/ Jarett S. Levan Jarett S. Levan	Director and President	February 12, 2010

/s/ Willis N. Holcombe Willis N. Holcombe	Director	February 12, 2010

/s/ David A. Lieberman David A. Lieberman	Director	February 12, 2010

Exhibit Index

Exhibit Number	Description
1.1	Form of Underwriting Agreement. *

4.1	Form of Debt Securities Indenture.

4.2	Form of Warrant. *

4.3	Form of Subscription Rights Certificate. *

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (set forth in Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (set forth on the signature page of this registration statement).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Debt Securities Trustee.

99.1	Form of Notice of Guaranteed Delivery. *

*	To be filed by amendment.